Exhibit 4.1.7

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is entered into on February 1, 2010 (the “Effective Date”) by and among Cryoport, Inc., a Nevada corporation (the “Company”), on the one hand, and Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce” and, together with EGP and EOP, the “Enable Funds”), and BridgePointe Master Fund Ltd. (“BridgePointe,” together with the Enable Funds, each individually referred to as a “Holder” and collectively as the “Holders” or the “Investors”), on the other hand.  Capitalized terms not defined in this Amendment shall have the meanings ascribed to such terms in each of the Securities Purchase Agreements (each as defined in documents referred to in the recitals incorporated by reference below), in each of the Debentures (each as defined in documents referred to in the recitals incorporated by reference below) and in the January 2010 Amendment Agreement (as defined below).

WHEREAS, the Company and the Holders are parties to that certain Amendment to Debentures and Warrants, Agreement and Waiver, dated as of January 12, 2010 (the “January 2010 Amendment Agreement”), pursuant to which, among other things, BridgePointe and Enable Funds each agreed to convert a portion of the outstanding principal amount of their respective Debentures equal to the Required Conversion Amount (as defined below) in exchange for the Conversion Shares; and

WHEREAS, in order to facilitate the Company’s ability to consummate the Approved Public Offering, the Holders wish to modify the formula used to calculate the number of securities, and the type of securities, to be received by each of BridgePointe and the Enable Funds upon their respective conversions of the Required Conversion Amount; and

WHEREAS, the Company and the Holders now desire to amend the terms of the January 2010 Amendment Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

1. Incorporation of Preliminary Statements. The recitals set forth above by this reference hereto are hereby incorporated into the January 2010 Amendment Agreement.

2. Amendment to Section 4.  Section 4 of the January 2010 Amendment Agreement is hereby deleted in its entirety and replaced with the following new Section 4:

“4.           Conversion and Payment of Debentures.  Provided that the Approved Public Offering has closed by March 1, 2010, concurrently with the closing of the Approved Public Offering, (i) the Enable Funds, collectively, shall convert $1,357,215 in principal amount of the then outstanding principal amount of its Debentures (the “Required Conversion Amount”) in exchange for a number of shares of common stock (“Conversion Shares”) determined by dividing the Required Conversion Amount by the Common Stock Offering Price (as defined below) and (ii) BridgePointe shall convert an amount of the then outstanding principal amount of its Debentures equal to the Required Conversion Amount in exchange for a number of shares of common stock determined by dividing the Required Conversion Amount by the Common Stock Offering Price (such shares received by BridgePointe also referred to as the “Conversion Shares”).  “Common Stock Offering Price” means the price obtained by multiplying the offering price for one unit (as established by the underwriters and set forth on the cover page of the pricing prospectus for the Approved Public Offering which will be filed with the Securities and Exchange Commission immediately prior to the commencement of the Approved Public Offering) by fifteen sixteenths (15/16) (provided, however, that the Common Stock Offering Price for purposes of converting the Required Conversion Amount and the exercise price of the Offering Make-Up Warrants (as defined below) shall not exceed and shall be capped at $1.00 per share on a pre-Reverse Stock Split adjusted basis). Provided that the Approved Public Offering has closed by March 1, 2010, within five (5) business days following the closing of the Approved Public Offering (the “Payment Deadline”) the Company shall deliver the Conversion Shares to each Holder and shall pay in cash to each Holder the unconverted portion of the then outstanding principal amount of such Holder’s Debenture(s) without penalty or premium (such amount for the Enable Funds and BridgePointe, respectively, the “Payoff Amount”).  For purposes of clarification, the Payoff Amount for BridgePointe and the Enable Funds, respectively, as of the date hereof are set forth in the table below:

Investor Name	Outstanding Principal Amount as of 02/01/2010	Required Conversion Amount	"Payoff Amount"* (Outstanding Principal Amount as of 02/01/10 less Required Conversion Amount)
BridgePointe Master Fund Ltd.	$3,066,994.71	$1,357,215.00	$1,709,779.71
Enable Funds	$2,714,430.00	$1,357,215.00	$1,357,215.00

* subject to the subtraction of any outstanding principal amount, other than the Required Conversion Amount, that is converted after February 1, 2010.

The Conversion Shares shall be free of restrictive legends and trading restrictions (other than the lock-up contemplated in Section 7 of the January 2010 Amendment Agreement, as amended) and shall be delivered electronically and otherwise in accordance with the terms of the Debentures.  In the event that the Company’s transfer agent requires the Conversion Shares to be issued with a restrictive legend, then, at the time of the Company’s delivery of the Conversion Shares,  the Company’s counsel shall deliver to the Company’s transfer agent a legal opinion under Rule 144 of the Securities Act of 1933 requesting the removal of such restrictive legend and the Company shall provide or cause to be provided to the transfer agent any other opinions, instructions or other items requested by the transfer agent in order for it to remove any such restrictive legend. Upon each Holder’s receipt of the Conversion Shares and the Payoff Amount by the Payment Deadline and the satisfaction of all of the terms and conditions of this Amendment, each Holder acknowledges and agrees that its Debenture(s) shall be paid in full and the Company shall have no further obligation thereunder. ”

3. Insertion of Additional Section.   The January 2010 Amendment Agreement is hereby amended by inserting the following as an additional section to the January 2010 Amendment Agreement, to be numbered as Section 5 thereof, with the existing Section 5 being renumbered as Section 6, and each succeeding section thereafter being renumbered and all internal section references updated accordingly.

“Section 5. Issuance and Delivery of Offering Make-Up Warrants.  The Company shall issue and deliver to each of BridgePointe and Enable Funds on or before the Payment Deadline a warrant (the “Offering Make-Up Warrant”) to purchase a number of shares of common stock equal to the difference between the number of Reference Shares (as defined below) and the number of Conversion Shares.  The exercise price of the Offering Make-up Warrant shall be equal to the Common Stock Offering Price, provided that the exercise price of the Offering Make-Up Warrants shall not exceed and shall be capped at $1.00 per share on a pre-Reverse Stock Split adjusted basis, and the term of exercise of the Offering Make-Up Warrant shall be five years from the date of closing of the Approved Public Offering.  The other terms of the Offering Make-Up Warrants shall be identical to the Warrants (as defined below), as amended.  For purposes hereof, the Reference Shares shall mean the number of shares determined by dividing the Required Conversion Amount by $0.45 per share (as adjusted for the Reverse Stock Split).  For purposes of clarification, notwithstanding the completion of the Approved Public Offering and the issuance of the Offering Make-Up Warrants, each Holder shall retain and shall not be required to forfeit any of the Warrants of the Company currently owned by such Holder.”

4. Amendment to Section 7.  Section 7 of the January 2010 Amendment Agreement (now renumbered as Section 8) is hereby deleted in its entirety and replaced with the following new Section 8:

“Section 8.  Adjustment to Warrant Exercise Price, Deletion of Full-Ratchet Antidilution Protection and Extension of Term of Warrants.  The Termination Date of each Warrant (other than the Offering Make-Up Warrant) is hereby extended to January 15, 2015.  Provided that the Approved Public Offering has closed by March 1, 2010, effective upon the close of the Approved Public Offering, (i) the Exercise Price (as defined in each of the Warrants) of each of the Warrants (as “Warrants” is defined in the 2007 Securities Purchase Agreement and the May 2008 Securities Purchase Agreement, respectively, but excluding the Offering Make-Up Warrants) will be decreased to a price (the “Warrant Reset Price”) equal to $0.40, subject to adjustment for the Reverse Stock Split or as otherwise provided therein, without any change in the number of shares of common stock that then may be purchased thereunder, (ii) Section 3(b) and the last sentence of Section 3(e) of each Warrant (which relate to dilution protection on subsequent equity sales afforded to the Holders not otherwise available to all other holders of the Company’s outstanding common stock and to fundamental transactions, respectively) shall be deleted in their entirety, and (iii) the Termination Date of each Warrant (other than the Offering Make-Up Warrant) shall be further extended to the date which is five (5) years following the date of closing of the Approved Public Offering.

5. Effect on Transaction Documents. Subject to the amendment to the January 2010 Amendment Agreement provided herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Investors under the Transaction Documents, provided however that references to Securities, Debentures, Warrants and Underlying Shares in the Transaction Documents shall include such securities, as amended hereby and issued hereunder, and the shares underlying such Securities, respectively.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Investors, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Investors reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Amendment shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith, including, without limitation, the Security Agreement.

6. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Investors. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Investors.  The Investors may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

8. Execution and Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Transaction Documents.

10. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

11. Headings. The headings in this Amendment are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

12. Representations and Warranties; Corporate Authority.  The Company hereby makes the representations and warranties set forth below to the Holders that as of the date of its execution of this Amendment:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c) No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(d) All of the Company’s warranties and representations contained in this Amendment shall survive the execution, delivery and acceptance of this Amendment by the parties hereto.

13. Amendments and Waivers.  No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

14. Joint Preparation.  Each of the parties hereto acknowledges that this Amendment has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

15. Amendments Not Effective Until All Parties Agree.  In addition to any other conditions provided for herein, the amendments herein shall not be effective unless and until the Company and all of the Holders shall have agreed to the terms and conditions hereunder.

16. Disclosure and Filing of 8-K.  Except with respect to the material terms and conditions of the transactions contemplated by this Amendment, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. On or before the second (2nd) Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to each Investor disclosing the material terms of the transaction contemplated hereby, which shall include this Amendment as an attachment thereto.

17. INDEPENDENT NATURE OF INVESTORS’ OBLIGATIONS AND RIGHTS.  THE COMPANY HAS ELECTED TO PROVIDE ALL INVESTORS WITH THE SAME TERMS AND FORM OF THIS AMENDMENT FOR THE CONVENIENCE OF THE COMPANY AND NOT BECAUSE IT WAS REQUIRED OR REQUESTED TO DO SO BY THE INVESTORS.  THE OBLIGATIONS OF EACH INVESTOR UNDER THIS AMENDMENT, AND ANY TRANSACTION DOCUMENT ARE SEVERAL AND NOT JOINT WITH THE OBLIGATIONS OF ANY OTHER INVESTOR, AND NO INVESTOR SHALL BE RESPONSIBLE IN ANY WAY FOR THE PERFORMANCE OR NON-PERFORMANCE OF THE OBLIGATIONS OF ANY OTHER INVESTOR UNDER THIS AMENDMENT OR ANY TRANSACTION DOCUMENT. NOTHING CONTAINED HEREIN OR IN ANY TRANSACTION DOCUMENT, AND NO ACTION TAKEN BY ANY INVESTOR PURSUANT THERETO, SHALL BE DEEMED TO CONSTITUTE THE INVESTORS AS A PARTNERSHIP, AN ASSOCIATION, A JOINT VENTURE OR ANY OTHER KIND OF ENTITY, OR CREATE A PRESUMPTION THAT THE INVESTORS ARE IN ANY WAY ACTING IN CONCERT OR AS A GROUP WITH RESPECT TO SUCH OBLIGATIONS OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR THE TRANSACTION DOCUMENTS.  EACH INVESTOR SHALL BE ENTITLED TO INDEPENDENTLY PROTECT AND ENFORCE ITS RIGHTS, INCLUDING WITHOUT LIMITATION, THE RIGHTS ARISING OUT OF THIS AMENDMENT OR OUT OF THE OTHER TRANSACTION DOCUMENTS, AND IT SHALL NOT BE NECESSARY FOR ANY OTHER INVESTOR TO BE JOINED AS AN ADDITIONAL PARTY IN ANY PROCEEDING FOR SUCH PURPOSE. EACH INVESTOR HAS BEEN REPRESENTED BY ITS OWN SEPARATE LEGAL COUNSEL IN THEIR REVIEW AND NEGOTIATION OF THIS AMENDMENT AND THE TRANSACTION DOCUMENTS.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

CRYOPORT, INC.

By: /s/ Larry G. Stambaugh
Name: Larry G. Stambaugh
Title: Chief Executive Officer

[signature page of Holders follows]

Holders’ Signature Page

BRIDGEPOINTE MASTER FUND LTD.

By: /s/ Eric S. Swartz

Name: Eric S. Swartz

Title: Director

ENABLE GROWTH PARTNERS LP

By: /s/ Mitch Levine

Name: Mitch Levine

Title: CEO

ENABLE OPPORTUNITY PARTNERS LP

By: /s/ Mitch Levine

Name: Mitch Levine

Title: CEO

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA

By: /s/ Mitch Levine

Name: Mitch Levine

Title: CEO